Exhibit 5.1

November 12, 2020

Via Electronic Mail

Armata Pharmaceuticals, Inc. 4503 Glencoe Avenue Marina del Rey, California 90292

Re:	Armata Pharmaceuticals, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Armata Pharmaceuticals, Inc., a Washington corporation (the “Company”) in connection with its filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 70,000 shares of the Company’s common stock, par value $0.01 per share, (the “Shares”) in the aggregate, issuable upon vesting of a one-time grant of time-based restricted stock units, being granted pursuant to the Restricted Stock Unit Award Agreement, dated October 26, 2020, between the Company and Mina Pastagia, M.D. (the “Inducement Award Agreement”). Item 601 of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

In rendering this opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles of Incorporation and Bylaws of the Company (each as amended and restated as of the date hereof), resolutions or exerts of minutes of certain meetings of the Board of Directors, a certificate executed by an officer of the Company (the “Certificate”), and such other records, instruments and documents (collectively, the “Documents”) as we have deemed advisable in order to render this opinion. In such examination, we have assumed, without making any inquiry into the reasonableness of validity thereof, the genuineness of all signatures; the legal capacity of all natural persons; the authenticity and completeness of all documents, certificates and instruments submitted to us as originals; the conformity to original documents of all documents, certificates and instruments submitted to us as certified, conformed or photostatic copies; the authenticity and completeness of the originals of such latter documents; that each person has all requisite power and authority to execute and deliver and perform its obligations under any of the Documents to which it is a party, the execution and delivery of the Inducement Award Agreement and the performance of any obligations by the applicable person and that the Inducement Award Agreement is legal valid and binding obligations of each person party thereto, enforceable against such party in accordance with its terms; that the execution and performance of the Inducement Award Agreement and any other document executed pursuant thereto will not violate any law or regulation to which any such party is subject, and will not violate any contact or agreement of any such party or to or by which any such party may be subject to bound; that no event has occurred, no statement has been made and no other facts or circumstances are in existence which could give rise to any right of rescission, set off, abatement, diminution, counterclaim or defense by the Company; that the company has receive sufficient and fair consideration and reasonably equivalent value to support its obligations incurred under the Inducement Awards Agreements; and all statements contained in the Certificate are true, correct and complete.

Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement has become effective, (ii) the applicable provisions of the Securities Act of 1993, as amended and such state securities law as may be applicable have been complied with, and (iii) when issued pursuant to and in accordance with the terms of the Inducement Award Agreement, the Shares that are the subject of the Registration Statement will be validly issued, fully paid, and non-assessable.

This opinion is limited to the present laws of the State of Washington and to the facts bearing on this opinion as they exist on the date of this letter. We expressly disclaim any responsibility or obligation to review or supplement this opinion or to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein. This letter is provided to you as a legal opinion only and is not a guarantee or warranty of the matters discussed herein, and no other opinions may be implied or inferred.

The opinions expressed herein are for the benefit of and may be relied upon only by you in connection with the Inducement Award Agreement. Neither this opinion nor any extract therefrom nor reference thereto shall be published or delivered to any other person or otherwise relied upon without or express written consent.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, LANE POWELL pc /s/ Lane Powell Lane Powell